                                                                    EXHIBIT 99.1

                      Press Release dated October 16, 2003
                                   of ElkCorp

PRESS RELEASE                                                  TRADED: NYSE
FOR IMMEDIATE RELEASE                                          SYMBOL: ELK


FOR FURTHER INFORMATION:

Harold R. Beattie, Jr.
Sr. Vice President, Chief Financial Officer and Treasurer
(972) 851-0523

            ELKCORP REPORTS HIGHER FISCAL 2004 FIRST QUARTER RESULTS


DALLAS, TEXAS, October 16, 2003. . . . ElkCorp today reported earnings of $9.1 million, or $0.46 per diluted share, for the three months ending September 30, 2003.

During the same quarter last year, ElkCorp earned $9.0 million, or $0.46 per diluted share, inclusive of approximately $3.5 million, or $0.18 per diluted share, of non-cash after-tax income resulting from variable stock option accounting that would not have existed under the fixed method of stock option accounting now utilized by the company. For comparative purposes, management believes it is appropriate to exclude income from variable stock option accounting from the results of the year-ago quarter, since this income resulted solely from changes in ElkCorp's share price and not from operations. Excluding the positive effect of variable stock option accounting, pro forma earnings during the year-ago quarter were $5.5 million, or $0.28 per diluted share.

HIGHLIGHTS OF THE FIRST FISCAL QUARTER ENDING SEPTEMBER 30, 2003

Consolidated ElkCorp

o Consolidated sales increased 34.4% to $161.3 million, from $120.1 million in the same quarter last year.

o Consolidated earnings of $9.1 million were 66.1% higher than above described comparable pro forma earnings of $5.5 million in the same quarter last year.

Building Products

o Segment sales increased 38.9% to $157.4 million, from $113.3 million in the same quarter last year. Higher sales of roofing products were largely responsible for the increase.

o Unit shingle shipments increased 33.8% with most regions seeing strong year-over-year growth. About one-half of higher volumes resulted from strong roof replacement demand in hail-damaged Texas markets.

o        Average shingle pricing increased about 5.9% over the year-ago quarter.

o Segment operating profits of $21.9 million (13.9% of sales) were 51.1% higher than $14.5 million (12.8% of sales) during the year-ago quarter. Significantly better shingle pricing,


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PRESS RELEASE
ElkCorp
October 16, 2003
Page 2


         relative to asphalt and other raw material costs, and higher shingle volumes were largely responsible for the profit improvement.

o An operating loss at Elk Composite Building Products reduced segment operating profits by approximately $1.1 million during the quarter. Manufacturing efficiency improved significantly as the quarter progressed; however, sales were below the break-even level as distribution channel expansion was strategically curtailed during the quarter pending sustainable improvement in manufacturing throughput.

Other, Technologies

o Combined sales were $4.0 million, compared to $6.8 million in the year-ago quarter. An operating loss of $2.1 million compared to a $1.1 million operating loss during the year-ago quarter.

o Cybershield was largely responsible for the decline in combined sales and operating results as cellular phone models that previously utilized Cybershield's traditional shielding and services were discontinued by manufacturers. As the year progresses, sales are expected to recover from the ramp-up of recently awarded new projects and from a growing pipeline of specifically identified new opportunities. During the quarter, commercial production was commenced on several new products utilizing the company's proprietary EXACT(TM) precise metallization technology.

o Ortloff recognized no significant license fee income during the quarter, resulting in an operating loss of about $0.5 million, contrary to earlier expectations of approximately $1.3 million of earnings contribution. Subsequent to September 30, 2003, one technology license agreement approximating $0.5 million was executed, and technology license agreements representing the balance of earlier expectations remain pending with no known risks to execution.

o Chromium and the Electro-Motive Division of General Motors ("GM EMD") signed a manufacturer's representation agreement under which GM EMD will promote and market Chromium's reciprocating engine components through the extensive GM EMD sales network in international and specific domestic markets.

o Elk Technologies had no significant sales of fire-retardant mattress fabrics during the quarter.

FINANCIAL CONDITION

At September 30, 2003, long-term debt of $150.5 million included a $5.5 million valuation adjustment required by hedge accounting to match the $5.5 million fair market value of an interest rate hedge recorded in other assets. The contractual principal amount of ElkCorp's long-term debt was $145.0 million. Liquidity consisted of $22.8 million of cash and cash equivalents and $97.4 million of borrowing availability under a $100.0 million committed revolving credit facility. Net debt (contractual principal debt minus cash and cash equivalents) was $122.2 million, and the net debt to capital ratio was 37.3%. The company had no off-balance sheet arrangements or transactions with unconsolidated, special purpose entities.


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PRESS RELEASE
ElkCorp
October 16, 2003
Page 3


OUTLOOK

Thomas D. Karol, Chairman of the Board and Chief Executive Officer of ElkCorp said, "We are bullish regarding the near-term outlook for our roofing business. Roofing volumes are strong and we believe that industry-wide supplies of roofing inventories have tightened relative to demand. It is likely that a portion of the strong roof replacement demand that resulted from calendar 2003 storm damage will carry over into the calendar 2004 roofing season. Reflective of these conditions, effective October 1, 2003, we implemented a price increase of approximately 1.5% in most markets.

"We are committed to achieving profitable operations at our composite wood business and at Cybershield. As a result of significantly improved manufacturing performance at our composite wood business, we are now more confident of achieving the manufacturing throughput required to reliably supply an expanded distribution network. We recently resumed efforts to expand our composite wood distribution channels, and we believe that growing sales of our composite decking and fencing products in coming months should result in profitability. We are also encouraged by significant growth in our pipeline of active product testing and bid opportunities at Cybershield. We expect to see growing sales from EXACT and non-cellular applications flow from this pipeline as the year progresses.

"In late August 2003, Serta, the second largest U.S. mattress manufacturer, announced that it would incorporate flame-resistant protection in all of its 2004 product lines. Serta's intention to nationally distribute flame-resistant products, well in advance of California's January 1, 2005 date for statutory compliance, will likely result in other mattress manufacturers' competitive early release of flame-resistant mattress lines. We remain confident that we are well positioned to successfully compete in the emerging market for flame-resistant bedding.

"We currently expect earnings of $0.27 to $0.30 during our second fiscal quarter ending December 31, 2003, and we remain comfortable with the analysts' consensus estimate of $1.59 for full fiscal year 2004. Shingle granules in the region supplying our Myerstown, PA roofing plant are currently in short supply and our earnings outlook includes expected granule allocations. While we are hopeful that our VersaShield(R) coated, flame-resistant mattress fabrics could gain some sales traction during the second half of fiscal 2004, our earnings outlook does not yet include a contribution from this potential source. Risks to our near-term outlook include an early outbreak of severe winter weather that could restrain roofing activity in affected markets, and any greater than expected curtailment in our supply of shingle granules," Karol concluded.

CONFERENCE CALL

ElkCorp will host a conference call tomorrow, Friday, October 17, 2003, at 11:00 a.m. Eastern time (10:00 a.m. Central time). Interested parties can access the conference call by dialing (719) 457-2665 and providing confirmation code 513998. The conference call will also be broadcast live over the internet and can be accessed through the ElkCorp website at www.elkcorp.com (Investor Relations / Calls & Presentations) or by visiting www.firstcallevents.com.


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PRESS RELEASE
ElkCorp
October 16, 2003
Page 4


SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "optimistic," "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," "likely," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, ElkCorp's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, acts of God, war or terrorism, as well as the other risks detailed herein, and in the company's reports filed with the Securities and Exchange Commission, including but not limited to, its Form 10-K for the fiscal year ending June 30, 2003, and subsequent Forms 8-K and 10-Q.

                                - - - - - - - -

ElkCorp, through its subsidiaries, manufactures Elk brand premium roofing and building products (over 90% of consolidated sales) and provides technologically advanced products and services to other industries. Each of ElkCorp's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

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PRESS RELEASE
ElkCorp
October 16, 2003
Page 5


CONDENSED RESULTS OF OPERATIONS
($ in thousands)

                                                                                                    Trailing
                                                            Three Months Ended                 Twelve Months Ended
                                                               September 30,                      September 30,
                                                           2003             2002              2003             2002
                                                       ------------     ------------      ------------     ------------

SALES                                                  $    161,344     $    120,082      $    547,408     $    483,389
                                                       ------------     ------------      ------------     ------------

COSTS AND EXPENSES:
       Cost of sales                                        128,955           95,428           440,106          389,201
       Selling, general & administrative:
           Noncash stock option compensation                      0           (5,378)                0             (781)
           Other SG&A                                        16,222           14,102            62,373           58,453
       Interest expense, net                                  1,383            1,680             5,680            5,487
                                                       ------------     ------------      ------------     ------------

Total Costs and Expenses                                    146,560          105,832           508,159          452,360
                                                       ------------     ------------      ------------     ------------

INCOME BEFORE INCOME TAXES                                   14,784           14,250            39,249           31,029

Provision for income taxes                                    5,647            5,254            15,008           11,840
                                                       ------------     ------------      ------------     ------------

NET INCOME                                             $      9,137     $      8,996      $     24,241     $     19,189
                                                       ============     ============      ============     ============

INCOME PER COMMON SHARE-BASIC                          $       0.47     $       0.46      $       1.24     $       0.99
                                                       ============     ============      ============     ============

INCOME PER COMMON SHARE-DILUTED                        $       0.46     $       0.46      $       1.23     $       0.97
                                                       ============     ============      ============     ============

PRO FORMA INFORMATION:
       NET INCOME                                      $      9,137     $      8,996      $     24,241     $     19,189
       AFTERTAX NONCASH STOCK OPTION
           COMPENSATION                                           0           (3,496)                0             (508)
                                                       ------------     ------------      ------------     ------------

       PROFORMA EARNINGS                               $      9,137     $      5,500      $     24,241     $     18,681
                                                       ============     ============      ============     ============

       INCOME PER COMMON SHARE-BASIC                   $       0.47     $       0.28      $       1.24     $       0.96
                                                       ============     ============      ============     ============

       INCOME PER COMMON SHARE-DILUTED                 $       0.46     $       0.28      $       1.23     $       0.95
                                                       ============     ============      ============     ============

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                                    19,545           19,461            19,502           19,369
                                                       ============     ============      ============     ============

    Diluted                                                  19,823           19,594            19,657           19,689
                                                       ============     ============      ============     ============


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PRESS RELEASE
ElkCorp
October 16, 2003
Page 6


FINANCIAL INFORMATION BY COMPANY SEGMENTS
($ in thousands)

                                                                                                     Trailing
                                                            Three Months Ended                  Twelve Months Ended
                                                               September 30,                       September 30,
                                                           2003              2002              2003              2002
                                                       ------------      ------------      ------------      ------------

SALES
      Building Products                                $    157,367      $    113,316      $    511,053      $    441,964

      Other, Technologies                                     3,977             6,766            36,355            41,425

      Corporate & Eliminations                                    0                 0                 0                 0
                                                       ------------      ------------      ------------      ------------
                                                       $    161,344      $    120,082      $    547,408      $    483,389
                                                       ============      ============      ============      ============

OPERATING PROFIT (LOSS)
      Building Products                                $     21,904      $     14,498      $     53,307      $     53,198

      Other, Technologies                                    (2,063)           (1,089)            3,206            (5,536)

      Corporate & Eliminations
        Before noncash stock option compensation             (3,674)           (2,857)          (11,584)          (11,927)
        Noncash stock option compensation                         0             5,378                 0               781
                                                       ------------      ------------      ------------      ------------
      Total Corporate & Eliminations                         (3,674)            2,521           (11,584)          (11,146)
                                                       ------------      ------------      ------------      ------------
                                                       $     16,167      $     15,930      $     44,929      $     36,516
                                                       ============      ============      ============      ============


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PRESS RELEASE
ElkCorp
October 16, 2003
Page 7


CONDENSED BALANCE SHEET
($ in thousands)

                                                                    September 30,
ASSETS                                                          2003             2002
------                                                      ------------     ------------

Cash and cash equivalents                                   $     22,759     $     21,148
Receivables, net                                                 117,477           79,687
Inventories                                                       40,077           57,206
Deferred income taxes                                              2,872            3,887
Prepaid expenses and other                                         4,556            6,316
                                                            ------------     ------------

      Total Current Assets                                       187,741          168,244

Property, plant and equipment, net                               249,750          209,511
Other assets                                                      14,206           12,280
                                                            ------------     ------------

      Total Assets                                          $    451,697     $    390,035
                                                            ============     ============

                                                                    September 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                            2003             2002
------------------------------------                        ------------     ------------

Accounts payable and accrued liabilities                    $     56,575     $     45,604
Current maturities on long-term debt                                   0                0
                                                            ------------     ------------

      Total Current Liabilities                                   56,575           45,604

Long-term debt, net                                              150,492          125,989
Deferred income taxes                                             39,392           34,321
Shareholders' equity                                             205,238          184,121
                                                            ------------     ------------

      Total Liabilities and Shareholders' Equity            $    451,697     $    390,035
                                                            ============     ============

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PRESS RELEASE
ElkCorp
October 16, 2003
Page 8


CONDENSED STATEMENT OF CASH FLOWS
($ in thousands)

                                                                  Three Months Ended
                                                                    September 30,
                                                                2003              2002
                                                            ------------      ------------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                                  $      9,137      $      8,996
Adjustments to net income
       Depreciation and amortization                               4,667             4,550
       Deferred income taxes                                       1,630             2,615
       Changes in assets and liabilities:
           Trade receivables                                       2,791            15,077
           Inventories                                            14,017           (10,296)
           Prepaid expenses and other                              2,167             3,158
           Accounts payable and accrued liabilities                1,036            (6,187)
                                                            ------------      ------------

Net cash from operations                                          35,445            17,913
                                                            ------------      ------------

INVESTING ACTIVITIES
       Additions to property, plant and equipment                (17,163)           (7,575)
       Other, net                                                   (140)             (676)
                                                            ------------      ------------

Net cash from investing activities                               (17,303)           (8,251)
                                                            ------------      ------------

FINANCING ACTIVITIES
       Long-term  borrowings (repayments), net                         0                 0
       Dividends on common stock                                    (980)             (973)
       Treasury stock transactions and other, net                    541                23
                                                            ------------      ------------

Net cash from financing activities                                  (439)             (950)
                                                            ------------      ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                         17,703             8,712

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                     5,056            12,436
                                                            ------------      ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $     22,759      $     21,148
                                                            ============      ============